ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT dated as of , ("Agreement") by and between (hereinafter "Seller"), a (corporation, partnership, sole proprietorship) with its principal office at , and The Finance Company (hereinafter "Purchaser"), a Virginia corporation, located at 5425 Robin Hood Road, Suite 101B, Norfolk, Virginia 23513.

         WHEREAS, Seller is engaged in the business of selling motor vehicles and/or services and owns certain receivables arising out of the financing of the purchase of such motor vehicles and/or services evidenced by retail installment sales contracts, sales agreements or similar instruments, or is engaged in the business of purchasing such evidences of indebtedness from the sellers of motor vehicles and/or services, which receivables are now owned by Seller; and,

         WHEREAS, Seller desires to sell and Purchaser desires to purchase said receivables upon the terms, provisions and conditions hereinafter stated:

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Price. The Seller agrees to sell, assign, convey, transfer, and deliver and the Purchaser agrees to buy those retail sales installment contracts listed on Exhibit 1 attached hereto and made a part hereof, all such contracts being referred to herein as the "Contracts," for the Purchase Price of percent (%) of the ledger card balance subject, however, to the terms and conditions of this Agreement.

         The above Purchase Price shall also include and be payment for all account cards, records, forms, papers, chattel mortgages, federal odometer statements, security agreements, finance statements, installment sales contracts, conditional sales contracts, certificates of title, all claims, judgements, liens, and other forms of security held by Seller in connection with the said Contracts sold hereunder. In addition, the above Purchase Price shall include all life, disability, credit, collateral property damage or loss, and other insurance policies issued in connection with or relating to the Contracts purchased hereunder with respect to which Seller or the vendor of the goods and/or services was designated as a beneficiary or co-insured and the premium for which was financed, together with any and all rights to premiums that may be rebated upon termination of the said policies.

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         Seller further agrees that any payments received by the Seller on said
Contracts listed on Exhibit 1 from and after the close of business to the Closing of this Purchase Agreement shall be turned over and delivered to the Purchaser at the time of Closing of this Purchase Agreement.

         2. Representations, Warranties and Covenants of Seller. Seller hereby makes the following representations, warranties and covenants as of the date of this Agreement which representations, warranties and covenants shall continue through the date of Closing until each contract has been paid and performed in full:

                  (a) Organization and Good Standing. Seller is duly organized and is validly existing as a corporation, or other business entity recognized under state law, and is in good standing under the laws of the state of its organization, with full power and authority to own its properties and to conduct its business. Seller has had at all relevant times the power, authority and legal right to acquire and own the contracts, and is duly qualified to do business in each state in which contracts are originated.

                  (b) Authorization of Agreement. Seller has full power and authority (including full corporate power and authority if Seller is a corporation) to execute and deliver this Agreement and to perform its obligations hereunder. The person or persons executing this Agreement has/have the power and authority to execute and deliver this Agreement on behalf of Seller.


                  (c) Seller has complied with all Federal and State laws, rules and regulations in regard to the sale of the motor vehicles creating the Contracts and the Contracts themselves.


                  (d) Seller owns outright and has full and perfected title to all said Contracts free and clear of all claims, liens, pledges and other encumbrances of any kind whatsoever.

                  (e) There are no bankruptcies, filed or pending, in connection with said Contracts as of the Closing date of this Agreement.

                  (f) Seller has full power and authority to sell, assign, transfer and convey all said Contracts to the Purchaser; and all other necessary actions by Seller have been duly taken, including the authority to complete this sale.


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                  (g)      All of said Contracts, together with any "Assets",
                           including but not limited to any security instruments securing the same, were made for full and valuable consideration and also all notes, installment sales contracts, security agreements pertaining to said Contracts now constitute valid and enforceable obligations and indebtedness of the respective real persons shown to be indebted in respect thereof on the records of the Seller. Contract Obligors have possession of all of the property enumerated or described herein with right to create a security interest.

                  (h) There are no defenses with respect to said Contracts such as set- offs, usury, unrecorded credits, counterclaims, lack of consideration, fraud, violations of Truth-in-Lending or other Federal or State laws pertaining to said Contracts, forgery, alterations, or undisclosed agreements with Contract Obligors or with third-parties. All payments credited upon said Contracts, were paid by or on behalf of the Contract Obligors. Seller has made no payments on behalf of Contract Obligors.

                  (i) The amounts shown on Exhibit 1 to be owing and unpaid on the respective Contracts represent the true and correct amounts owing and unpaid thereon at the close
                           of business on      .

                  (j) The ledger cards and other books, records and documents relating to the Contracts fairly, accurately and completely set forth the names and last known addresses of all the respective Contract Obligors, the terms of the Contracts, the amounts initially and presently outstanding thereon, the amount of all payments made on the Contracts and the dates on which payments on the Contracts were made, and the security, therefore.

         3. Unqualified Contracts. If contrary to its representations in Section 2, above, Seller is not in possession of or is otherwise unable to deliver at Closing the motor vehicle Certificate of Title duly issued to the Contract Obligor with the Seller shown as the "First Lienholder" as to any Contract (an "Unqualified Contract"), the Purchaser may, at its sole election and in reliance upon Seller's representations that the unavailability of such Certificate(s) of Title is due solely to the fact that the same is being processed by state authorities, close on the purchase of the other Qualified Contracts listed on
Exhibit 1 and withhold from the funds to be delivered to Seller at Closing an amount equal to the Purchase Price that would have been payable on the ledger card balance of each and all such Unqualified Contracts. Provided Seller delivers to Purchaser, within sixty (60) days of the Closing Date hereunder, a motor

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vehicle Certificate of Title duly issued to the Contract Obligor with the Seller shown as the "First Lienholder," Purchaser shall deliver to Seller the Purchase Price payable on the ledger card balance of the Contract in question. The Contract shall be deemed to have been purchased by the Purchaser, under the terms of this Agreement, as of the date of Closing if the title is received within said 60 day period after the Closing Date and all payments made by the Contract Obligor subsequent to the Closing Date shall be retained by or delivered to the Purchaser and applied against the Contract Obligor's indebtedness.

                  If the Seller fails for any reason to deliver to the Purchaser the above described Certificate of Title within the 60 day period of time after the Closing Date, then, in such event, Purchaser may, at its sole option, strike the Unqualified Contract(s) from Exhibit 1, return the Unqualified Contract(s), together with all Assets associated therewith, to the Seller; and, thereupon, such Unqualified Contract shall be deemed not to have been purchased pursuant to this Agreement. Any payments received by Purchaser from Contract Obligors on returned Unqualified Contracts will be promptly remitted by Purchaser to, and receipted for by, Seller.

         4. Fees. Seller agrees that Purchaser shall deduct from the Purchase Price the sum of $ for each Contract set forth on Exhibit 1 to reimburse Purchaser for its direct expenses in having the Certificate of Title to the vehicle reissued to show the Purchaser as the first lienholder.

         5. Reserves. Seller agrees that Purchaser shall deduct from the Purchase Price a sum equal to percent ( %) of the ledger card balances of the Contracts set forth in Exhibit 1, which sum shall be held in a Reserve as a liability owing Seller, but Purchaser shall in no event be liable for any interest thereon. The Reserve shall be held by Purchaser for a period of either:
(i) days after the Closing Date (the "Limited Reserve Period") or (ii) until all Contracts set forth in Exhibit 1 are paid in full (the "Term Reserve Period").

         With respect to the Contracts listed and identified as Exhibit 1, Seller and Purchaser hereby agree that the period of the Reserve shall be (initial one):

                           Limited Reserve Period
                     ---
                           Term Reserve Period
                     ---
         Purchaser may, at Purchaser's sole discretion, charge against and deduct from the Reserve under the following circumstances:

                  (a) Upon the happening of any of the following "Events of NonCompliance" with respect to any of the Contracts:

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                           (i) The Purchaser is unable, after a good faith
                           reasonable effort, to verify the Contract Obligor's employment or residence at the place furnished by Seller;

                           (ii) Any Contract Obligor files bankruptcy;

                           (iii)  The Financed Vehicle is repossessed;

                           (iv) The Contract Obligor asserts that there are major mechanical problems with the Motor Vehicle;

                           (v) Purchaser determines, in Purchaser's sole discretion, that the Contract Obliger will not make contractual payments due to Purchaser in accordance with the terms of the Contract.

         Upon the occurrence of any of the Events of Non-Compliance identified above, Purchaser shall have the right to deduct from the Reserve the amount of the Purchase Price of that Contract received by Seller from Purchaser, less any principal reduction applied to the Contract's account plus the interest that would have been earned on the Contract for the period the Contract was held by the Purchaser at the rate of interest charged under the Contract to the customer, or if no interest is charged under the Contract, at the rate of 20% per annum.


                  (b) Seller breaches any representations, warranties, covenants or any other provisions of this Agreement, provided, however, any deductions or charges against the Reserve under this provision for breach of the Agreement shall not relieve Seller of Seller's obligation to repurchase any Contracts as set forth in Section 6.1 of this Agreement. In addition, upon deduction from the Reserve by Purchaser under this provision for breach of the Agreement, upon notification by Purchaser to Seller of such deduction or charge, Seller shall submit to Purchaser within five (5) calendar days a sum sufficient to refund the Reserve to the amount prior to such deduction or charge, it being understood and agreed between Seller and Purchaser that the primary purpose of the Reserve is to provide security for the Events of Non-Compliance set forth above and deduction from or charges against the Reserve for breaches of the Agreement provides Purchaser additional security to compensate Purchaser for the effect of such breaches, but Seller is obligated to refund the Reserve in the event such charges are taken. Upon the occurrence of a breach of the Agreement, Purchaser shall have the right, but not the obligation, to deduct from the Reserve the balance due and

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                  owing on any Contract which is the subject of such breach at the time as if the Contract Obligor on the Contract had prepaid the obligation in full on that date (the net-payoff balance).


         At the end of the Limited Reserve Period or Term Reserve Period, whichever is applicable, if Seller is not in any known default with respect to any provision of this Agreement, and there are no known Events of Non-Compliance with respect to any of the Contracts, Purchaser shall remit to Seller the remaining balance, if any, of Reserve to Seller, provided, however: (i) if prior to such date, Purchaser is investigating a potential breach of the Agreement or Event of Non-Compliance of a Contract, Purchaser shall have the right to retain so much of the Reserve as would be necessary to satisfy such a deduction from the Reserve for such a breach or Event of Non-Compliance; (ii) if, prior to such date, the balance remaining in the Reserve is inadequate to fund the repurchase of a Contract or compensate for the breach of the Agreement, Purchaser may retain the balance remaining in the Reserve and retain the Contract until Seller pays to Purchaser the balance of the repurchase amount owed to Purchaser for such Contract; (iii) if Purchaser discovers any Event of NonCompliance that occurred during the Reserve Period subsequent to return to the Reserve balance to Seller, upon Purchaser's request Seller shall remit to Purchaser the amount necessary to cover such Non-Compliance up to the amount of Reserve returned to Seller.

         6.       Contract Repurchases

                  6.1 Obligation to Repurchase. Seller shall become obligated to, and Seller hereby covenants and agrees to repurchase from Purchaser any and all Contracts sold to Purchaser by Seller under this Agreement upon the occurrence of any one or more of the following events pertaining to any
Contracts:

                  (a) Contract Obligor asserts any valid claim or defense against Purchaser, which Contract Obligor could assert against Seller, with regard to the Financed Vehicle and/or services described in the Contract or his, her or their obligations under the Contract, pursuant to any federal or state law, rule or regulation relating to consumer sales, credit, warranties, claims and defenses.

                  (b) The Contract Obligor, or any other party purported to be obligated on a Contract is not legally obligated to pay the obligation evidenced by the Contract.

                  (c) Seller (including its employees, agents and representatives) breaches any provisions in or relating to this Agreement or any Contract, or if any

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                  form of assignment by which any Contract was conveyed to
                  Purchaser is incorrect or invalid.

                  (d) With respect to any and all Contracts purchased by Purchaser "with recourse" to the Seller, each and every time a Contract Obligor fails for any reason to promptly pay and satisfy in full each, any and all of its obligations thereunder in accordance with the Contract terms, including, but not limited to, Contract Obligor becoming sixty (60) or more days contractually past due, Seller shall repurchase any and all such Contracts from Purchaser upon Purchaser's demand.

                  6.2 Terms of Repurchase. Contracts repurchased by Seller from Purchaser pursuant to Section 6.1 shall be repurchased in cash for an amount equal to the amount of the balance due and owing on such Contract at the time of the occurrence of the event creating the obligation to repurchase as if the Contract Obligor had prepaid the Contract payment obligation in full on that date (the netpayoff balance). Such repurchase shall be made within five (5) calendar days after oral or written notice of said repurchase obligation is given by Purchaser to Seller. Failure of Seller to repurchase any such Contract within said five (5) calendar day period shall constitute an Event of Default, as set forth in Section 14 of this Agreement. If such Event of Default occurs, in addition to the remedies set forth in Section 15 of this Agreement, Purchaser shall have as its option, but not as an obligation, the right to repossess the secured collateral, sell such collateral in a commercially reasonable manner in accordance with the Uniform Commercial Code, and apply the proceeds from such sale against the Seller's repurchase obligation. The Seller shall remain liable to Purchaser for any portion of its repurchase obligations not satisfied by such sale of the collateral. Contracts repurchased by Seller from Purchaser pursuant to this Section 6 are to be reassigned and sold back to Seller without recourse and/or without warranties of any kind or nature by Purchaser, except as to the amount that has been paid on the obligation by the Contract Obligor. In the event of any repurchase under this Section 6, the Seller shall protect, defend and indemnify Purchaser and hold Purchaser harmless from, against and for any claim, action, cause of action, judgment, award, settlement, cost or expense, including reasonable attorneys' fees, of every kind or nature, arising out of or connected with the transaction upon the occurrence of any one or more of the events described in Section 6.1

         7. Assignment and Recourse. It is understood and agreed that all Contracts are assigned, transferred and conveyed to Purchaser pursuant hereto (initial one):

                                     "with recourse"
                                -----
                                     "without recourse"
                                -----
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If assigned "with recourse," the Seller hereby additionally guarantees to the
Purchaser that the Contract Obligor of each and every Contract shall promptly and fully pay and satisfy all payments owing under the Contract when and as the same become due and payable. If assigned "without recourse," the Seller does not guarantee to the Purchaser that any Contract Obligor shall make the payments due and payable in accordance with his or her Contract; however, regardless of whether Contracts are assigned pursuant hereto "with recourse" or "without recourse," nothing in this Section 7 is intended or shall be interpreted so as to excuse or modify any of Seller's obligations to repurchase Contracts pursuant to any other Section of this Agreement; nor as requiring or prohibiting Purchaser to or from applying available Reserve balances pursuant to Section 5, above, such Reserve rights being in addition to, but not in lieu of, any rights Purchaser may have by reason of the recourse type of assignment.

         8. Duty to Accept and Remit Payments. In the event that, subsequent to the Closing Date, payments for any of the Contracts listed on Exhibit 1 are submitted by or on behalf of the Contract Obligors to Seller, or any of its respective officers, employees, or agents, Seller shall accept such payments on behalf of Purchaser and, within the next business day submit such payments to Purchaser, without deduction or offset, in precisely the form received, (with the exception of cash, in which event a check from Seller will comply with this provision) endorsed by Seller where necessary, and until so turned over such payments shall not be commingled with any other funds or property of Seller, and shall be deemed to be held in trust by Seller for and as the property of Purchaser.

         9. Payment of Certain Taxes. Seller shall be solely responsible for any and all taxes, fees and other charges which shall become due or shall have accrued (i) on account of the operation and conduct of the business of Seller or
(ii) on account of the acquisition, holding, administering or ownership of any of the Assets prior to the Closing Date.

         10. Insurance. Seller shall assist Purchaser, in any reasonable manner requested by Purchaser, to process and obtain payment for any and all eligible claims which may arise with respect to the Insurance Policies. With respect to the Seller Financed Insurance Policies, claims will be submitted by Purchaser directly to the insurance carriers. Seller shall be responsible for making all refunds of insurance premiums or portions thereof with respect to the Seller Financed Insurance Policies required to be made to any of the Contract Obligors as the result of prepayments (whether voluntary or involuntary) or refinancing of Contracts.

         11. Non-assumption of Seller's Liabilities. It is understood and hereby covenanted by Seller that Purchaser will not assume, and shall not in any manner become liable for, any debt, obligation, or liability of Seller by reason of this

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transaction, the provisions hereof or the operation of law.

         12. Power of Attorney. Seller hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney-in-fact of Seller, with full power of substitution in the name and stead of Seller, but on behalf of and for the benefit of Purchaser, its successors and assigns, to do any and all the following:

                  (a) To endorse the name of Seller upon all notes, powers and other forms of exchange received in payment on any of said Contracts, forms or papers or in connection with any insurance policies insuring the Financed Vehicle or lives and health of borrowers whether for claims or premium refunds or otherwise for benefit of Buyer.

                  (b) To demand, collect and receive any and all of said Contracts and to enforce any of the rights in respect thereof and to give releases for and in respect of same.

                  (c) To endorse or assign any of said Contracts and/or Certificates of Title in the name of Seller.

                  (d) To institute and prosecute in the same name of Seller, at the expense and for the benefits of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise which Purchaser, its successors or assigns may deem proper for the collection and enforcement of any claim or right or action of any kind hereby granted, bargained, sold, assigned and transferred.

         Seller hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by Seller.

         13. Survival of Representations and Warranties, Remedies Cumulative. All representations and warranties and covenants herein contained shall survive this Agreement. All remedies of Purchaser herein shall be deemed to be cumulative and not exclusive, and the exercise or enforcement of any one or more remedies shall not preclude the exercise or enforcement of any other remedy or remedies.

         14. Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by the Purchaser:

                  (a) failure on the part of Seller to submit to Purchaser on a timely basis

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                  in accordance with Section 6 any payment in satisfaction of
                  Seller's repurchase obligation to Purchaser; or

                  (b) failure on the part of Seller to observe or to perform any covenant or agreement set forth in this Agreement; or

                  (c) the breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement or any Contracts sold to Purchaser; or

                  (d) the misrepresentation by Seller in any respect of any facts or circumstances relating to a Contract submitted to Purchaser or to any Contract Obligor or Financed Vehicle covered by such Contract.

         15. Remedies. Seller shall promptly notify Purchaser of the occurrence of any Event of Default hereunder. Upon the occurrence of any Event of Default then, in conjunction with, or in addition to, any other rights and remedies of Purchaser, Purchaser shall have the following rights and remedies:

                  (a) The right to require Seller to repurchase the Contract from Purchaser pursuant to Section 6 of this Agreement; and/or

                  (b) The right to charge against and deduct from the Reserve such amount as may be required to cure the Event of Default pursuant to Section 5 of this Agreement and maintain ownership of the Contract until Seller refunds the Reserve in the amount so deducted or charged, Seller not being relieved of Seller's obligation to repurchase until such refunding of the Reserve is satisfied; and/or

                  (c) The right to bring suit against Seller for damages incurred by Purchaser as a consequence of and arising out of such Event of Default, and/or,

                  (d) The right to obtain such injunctive relief, specific performance, or such other relief legally appropriate and available.

         16. Indemnification. Seller shall defend, indemnify and hold harmless Purchaser from and against any and all amounts incurred in connection with all actions, proceedings, suits, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees and rulings, including all damages, dues, penalties, fines, costs, amounts pain in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs, attorneys' fees and related costs Purchaser may suffer through and after the date of claim for indemnification

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resulting from, arising out of, relating to, or in the nature or caused by:

                  (a) Any breach of the representations, warranties, covenants or any agreements made by Seller in this Agreement (or in the event any third party alleges facts that, if true, would mean Seller has so breached); and/or

                  (b)  an Event of Default; and/or

                  (c) activities, operations, or conduct of Seller.

         17.      Miscellaneous.

                  17.1 Brokers. If a broker is utilized, the party utilizing such broker shall be responsible for such broker's fee. Each party agrees to indemnify and save the other harmless from and against the claims of any broker claiming to have acted on behalf of such party.

                  17.2 Notices. All demands, notices and communications under this Agreement shall be sufficient if in writing and delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid, by regular mail, by overnight delivery service providing evidence of delivery, or by telecopier and shall be deemed to have been duly given upon first attempted delivery if sent by certified mail or overnight delivery service and upon receipt if delivered personally or sent by regular mail or telecopier, at the following addresses, or at such other address as shall be designated in writing by a party:

                  a.       If to Purchaser:

                                            The Finance Company
                                            5425 Robin Hood Road, Suite 101B
                                            Norfolk, Virginia  23513
                                            Attn:  General Counsel

                  b.       If to Seller:


                                           ----------------------------
                                           ----------------------------
                                           ----------------------------
                                            Attn:______________________

                  17.3 Headings. The headings in this Agreement and the Exhibits hereto are intended solely for convenience of reference and shall be given no effect in the

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construction or interpretation of this Agreement.

                  17.4 Waivers. No waiver of any provision hereof, in part or in whole, shall be effective unless particularly stated in a writing addressed and delivered to the other party and duly signed on behalf of the party against whom the waiver is sought to be enforced. Any waiver so granted shall apply solely to the event occasioning the necessity for a waiver and with respect only to the provision or provisions hereof applicable thereto, but shall not apply to any other events or to reoccurrence of the same or similar event nor to any other provisions hereof.

                  17.5 Applicable Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the Commonwealth of Virginia, it being agreed that the courts of that state shall have jurisdiction over the parties hereto and this Agreement in addition to such other courts as may have such jurisdiction.

                  17.6 Entire Agreement. This Agreement represents the entire agreement and understanding of the parties, superseding any and all oral or written representations, understandings or agreements with respect to the transaction herein contemplated if not set forth herein, and no modification hereof or additions hereto have been agreed to, or will be binding upon any party or its successors or assigns, unless specifically set forth in writing in a document executed by the party against whom the modification of addition is sought to be enforced.

                  17.7 Binding Agreement; Assignment. This Agreement shall be binding upon the parties hereto and their successors and assigns; provided, however, no assignment hereof shall excuse, release or constitute a waiver of any duty or obligation the assignor may have to the other party hereunder unless excused, released or a waiver is granted in writing by the other party upon the assignee's written assumption of all of the assignor's duties and obligations hereunder.

                  17.8 Attorney Fees. In the event of the institution of legal proceedings based upon breach of any of the terms or conditions of this Agreement by either party hereto, the prevailing party shall be entitled to reimbursement for reasonable attorney fees, court costs and other expenses incurred in connection therewith.

                  17.9 Contracts Inadvertently Purchased. Should Purchaser discover during the conversion of Seller's accounts onto its computer system that: (i) any Contract at the time of purchase was more contractually past due than represented by Seller because of an aging error either by Seller or Purchaser; or (ii) any contract listed on Exhibit 1 is with a Contract Obligor or a co-Obligor who has or had an account with the Purchaser which was charged off as uncollectible or was previously returned and/or repurchased by the Seller from the Purchaser, Seller shall, upon

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



Purchaser's demand, promptly repurchase such Contract(s) at a price equal to the amount paid by Purchaser. The repurchase obligation under this section is in addition to the Reserve established in Section 5 of this Agreement and the monies held in Reserve are not intended to satisfy Seller's obligation under this Section 17.9.

                  17.10 Collateral Repossessed. Seller agrees that with respect to any Contract for which Seller has repossessed the Financed Vehicle prior to Closing or which Seller repossess after Closing without the authorization of Purchaser, Seller shall, upon Purchaser's demand, promptly repurchase such Contract(s) at a price equal to the amount due and owing on the Contract at the time of repossession as if the Contract Obligor on the Contract had prepaid the obligation in full on that date (the net-payoff balance). The repurchase obligation under this section is in addition to the

Reserve established in Section 5 of this Agreement and monies held in the Reserve are not intended to satisfy Seller's obligation under this Section 17.10.

                  17.11 Consumer Finance Acts. Purchaser agrees to make all records and other documents relating to the Assets available for inspection by governmental authority and to maintain all such records and documents for the period of time required to comply with the laws of the state in which the Contracts were made and are to be performed.

                  17.12 Offset. Seller agrees that Purchaser shall be entitled to offset any monies held by it, including any amounts held in the Reserve, against any monies owed to Purchaser by Seller in connection with this Agreement or any other agreement between Seller and Purchaser.

                  17.13 Interest. Any delinquent payments or unpaid amounts due and owing to Purchaser by Seller under this Agreement shall accrue interest at the lesser of ten percent (10%) per annum or the maximum legal interest rate allowable for such debt under the laws of the applicable jurisdiction.

         18. Guaranty. To induce the Purchaser to purchase the Assets as provided herein, the undersigned Guarantor(s), jointly and severally if more than one, do hereby guarantee to the Purchaser, its successors and assigns, payment of all sums due or to become due under the terms and conditions of this Agreement and the performance by Seller of all of the undertakings, obligations and liabilities imposed upon Seller by this Agreement. The liability of the guarantors hereunder shall be unconditional and shall not, in any manner, be affected by any indulgence whatsoever granted or consented to by the Purchaser, including, but not limited to, any extension of time, renewal, waiver or other modification.


Revised February, 1998
                                       13

         19. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Agreement" means this Asset Purchase Agreement as executed by Purchaser and Seller and all amendments and supplements hereto.

                  "Assets" means that which is purchased by Purchaser from Seller under this Agreement which shall include, but not be limited to, the Contracts and all data, documentation, property, and rights associated therewith including, but not limited to, all Notes, installment sales contracts, security instruments securing the collateral purchased pursuant to said contracts, financing statements, guarantees, Certificates of Title and any and all other property relating to the sale of said Contracts.

                  "Closing" means the date, time and place when Seller delivers to Purchaser all Contracts and Assets identified in Exhibit 1 with all necessary documentation for the legal, proper and complete assignment of such Contracts and Assets to Purchaser and Purchaser delivers to Seller the consideration for such transaction.

                  "Contract" means each retail installment sales contract, conditional sales contract, security agreement or other document relating to the sale of a motor vehicle to the Contract Obligor which is listed and/or identified on Exhibit 1 which has been sold and assigned by Seller to Purchaser.

                  "Contract File" means all original writings (including the executed Contract) and business records relating to a Contract.

                  "Contract Obligor" on a Contract means the purchaser or co-purchaser of a Financed Vehicle or any other person who owes or guarantees payments under the Contract.

                  "Event of Default" means an event specified in Section 14.

                  "Financed Vehicle" means a motor vehicle together with all accessories thereto, securing a Contract Obligor's indebtedness and obligations under a Contract.

                  "Person" means a legal person, including any individual, limited liability company, corporation, sole proprietorship, estate partnership, joint venture, association, joint stock company, trust, incorporated organization, or government or any agency or political subdivision thereof.

                  "Purchase Price" means the amount paid to Seller by Purchaser pursuant to Section 1 for the assignment of the Contracts listed on Exhibit 1.

Revised February, 1998
                                       14

                  "Unqualified Contract" has the meaning set forth in Section 3.


Revised February, 1998
                                       15

         IN WITNESS WHEREOF, this Agreement has been executed and delivered on behalf of the parties hereto by their duly authorized officers or authorized representatives, all as of the date first above written.


SELLER:

By:____________________________________________________
      (Signature)


_______________________________________________________
Printed or Typed Name


_______________________________________________________
Title of Authorized Representative



SUBSCRIBED and sworn to before me this                 day of                ,
                                       --------------         ---------------
19
  -----


My commission expires:
                        ---------------                 -----------------
                                                         Notary Public

GUARANTOR: The full and prompt performance by the Seller of all of its obligations and the payment of all sums due or to become due by Seller to TFC under this Agreement is hereby unconditionally and personally Guaranteed by the undersigned, Guarantor hereby consenting in advance to such agreements as Seller may hereafter make with TFC pursuant to any section of the within Agreement.

----------------------------------------           ----------------------------
Guarantor (Print or Type)                          Guarantor (Print or Type)



----------------------------------------           ----------------------------
Guarantor (Signature)                                Guarantor (Signature)


SUBSCRIBED and sworn to before me this                 day of                ,
                                       ---------------        ---------------
19     .
  -----

My commission expires:
                      -------------------------         ----------------------
Revised February, 1998
                                       16

                                            Notary Public


ACCEPTED:  THE FINANCE COMPANY


-----------------------------------------------------------------------------
(Signature)

By:
-----------------------------------------------------------------------------

Title:
-----------------------------------------------------------------------------

Date:
-----------------------------------------------------------------------------



SUBSCRIBED and sworn to before me this                 day of                ,
                                       ---------------        ---------------
 19     .
   -----

My commission expires:
                       -----------------------         -----------------------
                                                            Notary Public


Revised February, 1998
                                       17